UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

Flowco Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42477	99-4382473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Blvd. Suite 450
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 997-4877

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FLOC	New York Stock Exchange
Class A Common Stock, $0.0001 par value per share	FLOC	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 2, 2026 (the “Closing Date”), Flowco Holdings Inc. (the “Company”) completed the previously announced acquisition (the “Acquisition”) of all of the issued and outstanding equity interests of Riverstone Oilfield Services and Equipment, Inc., a Delaware corporation (the “Acquired Company”), from Riverway Group, a Cayman Islands exempted company with limited liability (the “Seller”) pursuant to the Stock Purchase Agreement dated as of February 1, 2026 (the “Purchase Agreement”) by and between the Company and the Seller. In connection with the consummation of the Acquisition, the Company paid aggregate consideration, net of Valiant's cash on hand, of approximately $200.0 million, consisting of (i) $170.0 million of net cash, subject to adjustment in accordance with the Purchase Agreement, and (ii) 1,454,849 shares of Class A common stock of the Company (“Common Stock,” and such shares issuable, the “Stock Consideration”). The Company funded the cash consideration through available capacity under its revolving credit facility. Upon the consummation of the Acquisition, the Acquired Company became a wholly owned subsidiary of the Company.

Item 1.01. Entry into a Material Definitive Agreement.

On the Closing Date, the Company entered into a registration rights and lock-up agreement (the “Registration Rights Agreement”) with the Seller relating to the registered resale of the Stock Consideration. Pursuant to the Registration Rights Agreement, among other things, the Company has granted the Seller certain rights to require the Company to file and maintain the effectiveness of a registration statement with respect to the resale of the shares of Common Stock to be issued as the Stock Consideration, and under certain circumstances, to require the Company to initiate underwritten offerings for the shares of Common Stock to be issued as the Stock Consideration. Additionally, pursuant to the Registration Rights Agreement, the Seller has agreed not to transfer any of the capital stock of the Company for a period of 180 days following the Closing, subject to certain exceptions.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Common Stock issued to the Seller in connection with the consummation of the Acquisition set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Common Stock was completed in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 7.01. Regulation FD Disclosure.

On March 3, 2026, the Company issued a press release announcing the closing of the Acquisition. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 and the press release attached hereto as Exhibit 99.1 relating to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1

Stock Purchase Agreement dated February 1, 2026, by and between Flowco Holdings Inc. and Riverway Group (incorporated by reference to Exhibit 2.1 to Flowco Holdings Inc.’s Current Report on Form 8-K (File No. 001-42477) filed on February 2, 2026).

4.1	Registration Rights and Lock-Up Agreement, dated March 2, 2026, by and between Flowco Holdings Inc. and Riverway Group.
99.1	Flowco Holdings Inc. Press Release dated March 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWCO HOLDINGS INC.

Date:	March 3, 2026	By:	/s/ Jonathan W. Byers
		Name:	Jonathan W. Byers
		Title:	Chief Financial Officer